Exhibit 10.1

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”) is entered into as of April 27, 2016, by and between Unifi, Inc., a New York corporation (the “Company”), and William L. Jasper (“Consultant”).

RECITALS

WHEREAS, Company employed Consultant as Chief Executive Officer as an at-will employee;

WHEREAS, the Consultant retired from his employment with the Company effective April 27, 2016 (the “Retirement Date”) and the Company has accepted his retirement for all purposes, including the Unifi, Inc. 2013 Incentive Compensation Plan and the 2008 Unifi, Inc. Long-Term Incentive Plan; and

WHEREAS, the parties wish to provide for the orderly transition of Consultant’s duties and responsibilities to others, and Consultant has indicated his willingness to provide consulting and advisory services to the Company on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing premises and the respective agreements of the Company and Consultant set forth below, the Company and Consultant, intending to be legally bound, agree as follows:

1.     Recitals. The above recitals are true and correct and are incorporated herein by reference as if fully set forth herein.

2.     Retirement from Employment. Effective as of the Retirement Date, Consultant retires as an officer of, and from his employment with, the Company and Consultant hereby resigns, without the necessity of any other action, from all positions within the Company, its subsidiaries and affiliates (including his position as Chief Executive Officer but excluding his position as a member of the board of directors of the Company). Consultant will thereafter receive all accrued, but unpaid, annual base salary, vacation, paid time off, reimbursement of all outstanding properly incurred business-related expenses as summarized on Exhibit B, and accrued benefits under the Company’s 401(k) plan, Supplemental Key Employee Retirement Plan, and incentive stock option and restricted stock unit plans (collectively, “Plans”), in accordance with the terms of such Plans.

3.     Consulting Services. Consultant agrees that during the twelve (12) month period commencing on the Retirement Date (the “Consulting Period”) Consultant shall provide advisory and consulting services to provide transition assistance by taking any and all measures necessary to effectuate Consultant’s retirement from all officer appointments and board of directors membership in the Company’s subsidiaries and affiliates, performing such duties and acts as may be reasonably necessary to ensure the efficient and continuous operations of the Company’s subsidiaries and affiliates during the Consulting Period, and assisting the Company’s personnel tasked with oversight of Consultant’s former duties. During the Consulting Period, Consultant shall devote such time and attention to the Company’s business as is necessary to fulfill his duties and responsibilities under this Agreement. In no event shall Consultant be required to devote, on average, more than 20% of his time (or approximately 8 hours per week) during the Consulting Period to his consulting duties hereunder.

4.     Relationship of Parties. Consultant is acting under this Agreement as an independent contractor of the Company and not as a Company employee. As such, Consultant shall not have any claim against the Company for vacation pay, sick leave, retirement benefits, Social Security, workers compensation, health or disability benefits, unemployment insurance benefits or employee benefits of any kind based on services performed during the term of this Agreement. Moreover, Consultant shall not have any claim for compensation, remuneration, reimbursement, or other monies except as expressly set forth in this Agreement.

5.     Payments. In consideration for the promises, covenants, and releases in this Agreement, the Company shall pay Consultant:

(a)     $750,000 over a period of twelve (12) months, payable in equal monthly installments beginning on the 31st day following the Retirement Date;

(b)     Provided Consultant timely elects group health continuation coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), the Company will reimburse Consultant the cost of the COBRA premiums for Consultant’s continuation coverage for up to twelve (12) months following the date of this Agreement. Consultant understands that at the end of the COBRA continuation benefit period Consultant will be responsible for paying the full amount of the COBRA premiums if Consultant chooses to continue coverage. Consultant also understands and agrees that, in the event Consultant obtains group health coverage benefits prior to the expiration of the twelve (12) month COBRA continuation reimbursement period in this Agreement, the Company shall have no further payment or reimbursement obligations for COBRA continuation. Consultant understands and agrees that reimbursement payments under this subsection shall be available only if Consultant submits proof of COBRA benefit continuation premium payments to the Company within fourteen (14) days of Consultant’s payment of such premium payments.

Consultant agrees and acknowledges that the Company shall not be obligated to provide Consultant with any payments set forth in this Section unless (i) within 21 days following the Retirement Date, (x) Consultant signs and delivers the release in favor of the Company set forth in Exhibit A attached hereto (the “Release”), (y) Consultant has not revoked the Release; and (z) the rescission period provided by law has expired; and (ii) Consultant is in substantial compliance with the material terms of this Agreement.

6.     Tax Matters. Under this Agreement, Consultant is an independent contractor of the Company. Accordingly, Company is not required to, and shall not, withhold any income or employment taxes from the payments set forth in this Agreement. Consultant is responsible for paying all applicable taxes with respect to the payments made hereunder.

7.     Restrictive Covenants.

(a)     Acknowledgment of Company-Wide Responsibilities: Consultant acknowledges that Company competes in the “Competitive Business” (as defined below) throughout the world. Consultant further acknowledges that in the regular and normal course of fulfilling his duties and responsibilities as Chief Executive Officer, he had significant exposure and access to the full scope of the Company’s operations, including its Confidential Information (as defined below), and that the restrictions contained herein are reasonable and necessary to protect the Company’s legitimate business interests. As part of Consultant’s employment with the Company as Chief Executive Officer, he had access to and contact with customers of the Company, and that, in his capacity as Chief Executive Officer, Consultant developed good relationships and gained intimate knowledge regarding the products and services of the Company. Consultant recognizes and agrees that the Company has spent substantial effort, time, and money in developing relationships with its customers, that many customers are long-term customers of the Company, and that all customers with whom Consultant worked and contacted as Chief Executive Officer are the customers of the Company. Consultant acknowledges that Consultant or the Company’s competitors would obtain an unfair advantage if Consultant disclosed the Company’s Confidential Information (as defined below) to a competitor, used it on Consultant’s or a competitor’s behalf, or if he were able to exploit the relationships he developed by contacting and providing services to the Company’s customers as Chief Executive Officer to solicit business on behalf of a competitor.

(b)     Non-Disclosure of Confidential Information:

(i)     As used in this Agreement, the term “Confidential Information” means, whether or not explicitly labeled or marked as such, all trade secrets and all other confidential, proprietary, secret and/or sensitive information of the Company, including but not limited to, (a) Customer lists, and Customer records, Customer files, and other materials and information relating to Customers of Company; (b) financial statements, financial projections, and other financial information and data; (c) supplier and vendor information, contracts, and pricing information; (d) business processes and procedures; (e) business plans; (f) strategic plans; (g) sales information, records, strategies and plans; (h) marketing information, strategies and plans; (i) pricing policies and strategies; (j) mailing lists; (k) proprietary intellectual property; (l) private personnel information, such as employee social security numbers and medical information; (m) internal documents and communications; (n) trade secrets as defined under the North Carolina Trade Secrets Protection Act (N.C. Gen. Stat. § 66-152 et seq.); and (o) any other materials or information relating to the business and activities of Company that are not generally known or made available to those outside of Company. For purposes of this Agreement, information shall not be deemed to be “Confidential Information” to the extent that such information (x) is in the public domain, or hereafter becomes generally known or available through no action or omission on the part of Consultant; (y) becomes known to Consultant from a source other than the Company, without a breach of this Agreement or any other agreement with Company; or (z) is the general knowledge or skill of Consultant acquired prior to his employment with the Company.

(ii)     Consultant will not use or disclose to others any Company Confidential Information, except as authorized in writing by Company. Consultant agrees that the Company owns the Confidential Information and Consultant has no rights, title, or interest in any of the Confidential Information.

(iii)     Consultant’s confidentiality obligations shall continue as long as the Confidential Information remains confidential, and shall not apply to any information that becomes generally known to the public through no fault or action of Consultant.

(c)     Restrictive Covenants: Company and Consultant acknowledge and agree that the following restrictive covenants are reasonably necessary to protect the legitimate business interests of the Company, including the protection of Company’s Confidential Information, trade secrets, and goodwill, and that these covenants are an essential part of, and consideration for, this Agreement.

(i)     Covenant to Refrain from Competition. For a period of twelve (12) months from the date of this Agreement, Consultant will not, in the Restricted Area set forth below, own, operate, be employed by, or provide services to any business engaged in any Competitive Business (as defined below) performing the same or similar services as those Consultant provided on behalf of the Company as Chief Executive Officer, and will not own, operate, be employed by, or provide services to any business listed on Exhibit C at any location.

For purposes of this Agreement, the term “Restricted Area” means the State of North Carolina.

For purposes of this Agreement, the term “Competitive Business” means the business or an entity engaged in the business of: manufacturing, producing, distributing, marketing, and selling multi-filament polyester and nylon textured yarns and related raw materials. “Competitive Business” includes the business conducted by those companies listed on Exhibit C.

(ii)     Covenant Not to Solicit Customers. For a period of twelve (12) months from the date of this Agreement, Consultant will not, for Consultant or on behalf of any other business, person, or entity engaged in the Competitive Business, solicit or contact any Customer (as defined below) for the purpose of: (A) diverting or taking away any of such Customer’s business; or (B) providing any services or products in the Competitive Business to any such Customer (as defined below).

For purposes of this Agreement, the term “Customer” means any and all customers and accounts of the Company, with whom the Company has a contract or engagement at the time of the Retirement Date, or for whom Company completed an engagement, provided services, or sold goods to within the twelve (12) months preceding the Retirement Date, and: (x) for which the Consultant had direct communications, provided services or sold goods on behalf of Company in the twelve (12) months preceding the Retirement Date as Chief Executive Officer; or (y) about whom the Consultant obtained Confidential Information as Chief Executive Officer.

(iii)     Covenant Not to Solicit or Hire Employees. For a period of twelve (12) months from the date of this Agreement, Consultant will not solicit, recruit, hire, employ, contract with or attempt to hire, employ or contract with any person who is an employee of Company and with whom Consultant had worked while with Company, or otherwise urge, induce or seek to induce any person to terminate his or her employment with Company directly or indirectly by use of a third party.

8.     Miscellaneous.

(a)     Reasonableness of Terms. Consultant acknowledges and agrees that the restrictions imposed upon Consultant under this Agreement are reasonable and necessary for the protection of Company’s trade secrets, Confidential Information, goodwill, and customer relationships. Consultant further acknowledges and agrees that the restrictions set forth in this Agreement will not pose any undue hardship on Consultant, and that Consultant will reasonably be able to earn a livelihood without violating any provision of this Agreement in multiple industries not engaged in the Competitive Business.

(b)     Return of Company Property. Consultant agrees that he will return to the Company, not later than three (3) days after the Retirement Date, all Company property in his possession or under his control, which shall include (without limitation) any originals or copies of documents, electronic media or other materials (in electronic, hard copy or other form) and Confidential Information (as defined below), including, but not limited to, all property or information, reports, files, memos, plans, lists or other records (including electronically stored information) belonging to the Company or any of its subsidiaries or affiliates, including copies, extracts or other documents derived from such property or information.

(c)     Notices. Any notice hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand, sent by reliable next-day courier, or sent by registered or certified mail, return receipt requested, postage prepaid, to the party to receive such notice addressed as follows:

If to the Company:

Unifi, Inc.

7201 W Friendly Ave.

Greensboro, NC 27410

Attention: Thomas H. Caudle, Jr.

If to Consultant:

William L. Jasper

Address reflected on the Company’s records

or addressed to such other address as may have been furnished to the sender by notice hereunder. All notices shall be deemed given on the date on which delivered if delivered by hand or on the date sent if sent by overnight courier or certified mail, except that notice of change of address will be effective only upon receipt by the other party.

(d)     Continuing Cooperation. Until the expiration of the applicable statutes of limitations, Consultant agrees to provide continuing cooperation to the Company in the defense of any asserted or unasserted claims, charges or lawsuits pending against it. Such cooperation shall include, but not be limited to, providing the Company with information, affidavits, deposition testimony, or testimony as a witness in any forum. Consultant shall be reimbursed for any reasonable expenses incurred at the Company’s request in connection with providing such continuing cooperation.

(e)     Assignment. This Agreement may be assigned by the Company to any Affiliate or successor to the business or assets of the Company. In the event of any such assignment, the Company shall cause such affiliate or successor, as the case may be, to assume the obligations of the Company hereunder, by a written agreement addressed to the Consultant, concurrently with any assignment, with the same effect as if such assignee were “the Company” hereunder. This Agreement is personal to the Consultant and the Consultant may not assign any rights or delegate any responsibilities hereunder.

(f)     Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of either party hereto. None of the parties shall be liable or bound to any other party in any manner by any representations and warranties or covenants relating to such subject matter except as specifically set forth herein.

(g)     Amendment; No Waiver. No provision of this Agreement may be amended, modified, waived or discharged except by a written document signed by the Consultant and a duly authorized officer of the Company. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party’s rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. No failure or delay by either party in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment of any steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power.

(h)     Disputes. The Company and the Consultant agree that, except as otherwise specifically provided herein, all disputes, controversies and claims arising between them concerning the subject matter of this Agreement shall be settled by arbitration in accordance with the rules and procedures of the American Arbitration Association in effect at the time that the arbitration begins, to the extent not inconsistent with this Agreement. The location of the arbitration will be Greensboro, North Carolina or such other place as the parties may mutually agree. In rendering any award or ruling, the arbitrator or arbitrators shall determine the rights and obligations of the parties according to the substantive and procedural laws of the State of North Carolina. The arbitration shall be conducted by an arbitrator selected in accordance with the aforesaid arbitration procedures. Any arbitration pursuant to this Section 8(h) shall be final and binding on the parties, and judgment upon any award rendered in such arbitration may be entered in any court, Federal or state, having jurisdiction. The parties shall each pay their own costs and expenses (including arbitration fees and attorneys’ fees) incurred in connection with arbitration proceedings and the fees of the arbitrator shall be paid in equal amounts by the parties to the dispute. Nothing in this Section 8(h) shall preclude, and the parties expressly acknowledge that either party may seek, injunctive relief from any federal or state court located within the County of Guilford, North Carolina in connection with or as a supplement to an arbitration hereunder. Without limiting the generality of this Section 8(h), to the extent permitted by applicable law, the parties hereby irrevocably waive any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement.

(i)     Governing Law; Interpretation. This Agreement shall be deemed to be made in the State of North Carolina, and the validity, interpretation, construction and performance of this Agreement in all respects shall be governed by the laws of the State of North Carolina without regard to its principles of conflicts of law. No provision of this Agreement or any related document shall be construed against or interpreted to the disadvantage of either party hereto by any court or other governmental or judicial authority by reason of such party’s having or being deemed to have structured or drafted such provision.

(j)     Headings and References. The headings of this Agreement are inserted for convenience only and neither constitute a part of this Agreement nor affect in any way the meaning or interpretation of this Agreement. When a reference in this Agreement is made to a Section, such reference is to a Section of this Agreement unless otherwise indicated.

(k)     Construction. For purposes of this Agreement, the words “include” and “including”, and variations thereof, shall not be deemed to be terms of limitation but rather shall be deemed to be followed by the words “without limitation.” The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”.

(l)     Severability. If any term or provision of this Agreement is invalid, illegal or incapable of being enforced by any applicable law or public policy, all other conditions and provisions of this Agreement shall nonetheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated by this Agreement are not affected in any manner materially adverse to either party. Upon any such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(m)     Counterpart. This Agreement may be executed in one or more counterparts (including via facsimile), each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

– Signature Page Follows –

IN WITNESS WHEREOF, Consultant and the Company have executed this Consulting Agreement as of the date first above written.

UNIFI, INC.

By:	/s/ SEAN D. GOODMAN

Name: Sean D. Goodman

Title: VP & CFO

/s/ WILLIAM L. JASPER
William L. Jasper

EXHIBIT A

RELEASE

I.     Release of Company. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned, with the intention of binding himself, his heirs, executors, administrators and assigns, does hereby release and forever discharge Unifi, Inc., a New York corporation (the “Company”), and its present and former subsidiaries and affiliates, together with their present and former officers, directors, executives, agents, employees, successors, predecessors and assigns (collectively, the “Company Released Parties”), from any and all claims, actions, causes of action, demands, rights, damages, debts, accounts, suits, expenses, attorneys’ fees and liabilities of whatever kind or nature in law, equity or otherwise, whether now known or unknown (collectively, the “Claims”), which the undersigned now has, owns or holds, or has at any time heretofore had, owned or held against any Company Released Party, arising out of or in any way connected with the undersigned’s employment relationship with the Company, its subsidiaries, predecessors or affiliates, or the termination thereof, under any federal, state or local statute, rule, or regulation, or principle of common, tort or contract law, including, but not limited to, the Fair Labor Standards Act of 1938, as amended, 29 U.S.C. §§ 201 et seq., the Family and Medical Leave Act of 1993, as amended (the “FMLA”), 29 U.S.C. §§ 2601 et seq., Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. §§ 2000e et seq., the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. §§ 621 et seq., the Americans with Disabilities Act of 1990, as amended, 42 U.S.C. §§ 12101 et seq., the Worker Adjustment and Retraining Notification Act of 1988, as amended, 29 U.S.C. §§ 2101 et seq., the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. §§ 1001 et seq., and any other equivalent or similar federal, state, or local statute; provided, however, that nothing herein shall release (i) any rights the undersigned has to any benefits earned or accrued by the undersigned during the period of his employment with the Company, (ii) the undersigned’s rights under any stock option or restricted stock unit awards made to the undersigned under any equity incentive plans of the Company during the period of his employment with the Company, (iii) the undersigned’s rights to the benefits under the Company’s 401(k) plan and Supplemental Key Employee Retirement Plan, or (iv) any director and officer indemnification or insurance obligations in favor of the undersigned. The undersigned understands that, as a result of executing this Release, he will not have the right to assert that the Company or any other Company Released Party unlawfully terminated his employment or violated any of his rights in connection with his employment or otherwise.

The undersigned affirms that he has not filed or caused to be filed, and is not presently a party to, any Claim, complaint or action against any Company Released Party in any forum or form and that he knows of no facts that may lead to any Claim, complaint or action being filed against any Company Released Party in any forum by the undersigned or by any agency or group. The undersigned further affirms that he has been paid and/or has received all leave (paid or unpaid), compensation, wages, bonuses and/or benefits to which he may be entitled and that no other leave (paid or unpaid), compensation, wages, bonuses, and/or benefits are due to him from the Company and its subsidiaries, except as specifically provided in the Agreement of which this Release is a part. The undersigned furthermore affirms that he has no known workplace injuries or occupational diseases and has been provided and/or has not been denied any leave requested under the FMLA. If any agency or court assumes jurisdiction of any such Claim, complaint or action against any Company Released Party on behalf of the undersigned, the undersigned will request such agency or court to withdraw the matter.

The undersigned further declares and represents that he has carefully read and fully understands the terms of this Release and the Agreement. The undersigned is hereby advised, and had the opportunity, to seek the advice and assistance of counsel, at his own expense, with regard to this Release and the Agreement. The undersigned has been given a period of up to and including 21 days from receipt of this Release and the Agreement to consider whether to sign this Release and the Agreement. If the full 21-day consideration period has not elapsed at the time the undersigned signs this Release and the Agreement, by the undersigned’s signature at that time and on that date, the undersigned expressly acknowledges that the undersigned has knowingly and voluntarily chosen to sign this Release and the Agreement before the expiration of the consideration period.

The undersigned is hereby advised that he has the right to revoke this Release within seven calendar days after signing it by delivering to the Company written notification of revocation. The undersigned acknowledges that the benefits the Company will provide the undersigned under this Agreement exceed the benefits that the undersigned was otherwise entitled to receive as an employee of the Company, and that he knowingly and voluntarily, of his own free will, without any duress, being fully informed and after due deliberate action, accepts the terms of and signs the same as his own free act.

II.     Protected Rights. The Company and the undersigned agree that nothing in this Release is intended to or shall be construed to affect, limit or otherwise interfere with any non-waivable right of the undersigned under any federal, state or local law, including the right to file a charge or participate in an investigation or proceeding conducted by the Equal Employment Opportunity Commission (“EEOC”) or to exercise any other right that cannot be waived under applicable law. The undersigned is releasing, however, his right to any monetary recovery or relief should the EEOC or any other agency pursue Claims on his behalf. Further, should the EEOC or any other agency obtain monetary relief on his behalf, the undersigned assigns to the Company all rights to such relief.

III.     Severability. If any term or provision of this Release is invalid, illegal, or incapable of being enforced by any applicable law or public policy, all other conditions and provisions of this Release shall nonetheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated by this Release is not affected in any manner materially adverse to any party, and the provisions of paragraph 8 of the Agreement with respect to severability shall apply.

IV.     Governing Law. This Release shall be deemed to be made in the State of north carolina, and the validity, interpretation, CONSTRUCTION, AND PERFORMANCE OF THIS AGREEMENT IN ALL RESPECTS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NORTH CAROLINA WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAW.

This Release shall be effective on the eighth calendar day following the date set forth below.

William L. Jasper

Date:

A-2

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, with the intention of binding itself, its current and former affiliates, predecessors, subsidiaries, successors or assigns, and their respective officers, directors, trustees, employees, representatives, benefit plans, and fiduciaries, hereby joins in the execution of this Release for the purpose of releasing William L. Jasper and his heirs, executors, administrators, representatives and assigns fully and completely from and against any claim, duty, obligation or cause of action relating to any matters of any kind that the Company may possess arising from any omissions, acts or facts that both are known to the Company and have occurred up until and including the date set forth below under any and all applicable state and federal laws including, without limitation: claims relating to or arising from William L. Jasper’s employment relationship with the Company; claims for breach of contract, both express and implied; claims for breach of a covenant of good faith and fair dealing, both express and implied; claims for breach of any express or implied fiduciary duty; claims for negligent or intentional misrepresentation; claims for negligent or intentional interference with contract or prospective economic advantage; claims for indemnification or contribution; and claims for intentional torts, including fraud and defamation.

UNIFI, INC.

By:

Name:

Title:

Date:

A-3

EXHIBIT B

1.	Unpaid salary for the month of April, prorated through April 27, 2016
2.	Approximately 26 days of unused vacation
3.	No more than $20,000 of unreimbursed travel expenses, which Consultant must properly document in accordance with Company policy

Consultant acknowledges that he is not entitled to and will not be paid any bonus for the Company’s fiscal year ending June 26, 2016.

EXHIBIT C

Parkdale, Inc.

CS America, Inc.

Akra Polyester, S.A. de C.V.

O’Mara Inc.

Sapona Manufacturing Company, Inc.

McMichael Mills, Inc.

Indorama Corp.

Reliance Industries, Ltd.

Nan Ya Plastics Corp.

Hanesbrands Inc.

Milliken & Company

Glen Raven, Inc.

Polartec, LLC

Pettenati Centro America S.A. de C.V.

Gildan Acitvewear Inc.

Sage Automotive Interiors

American & Efrid, LLC

Lear Corp.

Contempora Fabrics Inc.

Valdese Weavers Inc.